SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
             ------------------------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                           the Securities Act of 1934

          Date of Report (Date of earliest event report) July 18, 1996


                           Professional Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

Pennsylvania                          0-11223             95-3701137
(State or other jurisdiction          (Commission         (IRS Employer
 of incorporation)                     File Number)        Identification No.)


                      606 Broadway, Santa Monica, CA       90401
              (Address of principal executive offices)     (Zip Code)


       Registrant's telephone number, including area code (310) 458-1521



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Item 5.  Other Events

        A press release, dated July 18, 1996, reports information that the Registrant deems of importance to security holders. The press release, which is attached as Exhibit 1, is hereby incorporated by reference.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  Professional Bancorp, Inc.


Dated:  July 23, 1996             By:   /s/ John S. Buchanan
                                        John S. Buchanan, President and
                                        Chief Executive Officer


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Exhibit 1

                                           Contact:  Sitrick And Company
                                                     Michael Kolbenschlag
                                                     James Bourne
                                                     (310) 788-2850


For Immediate Release

                 PROFESSIONAL BANCORP ANNOUNCES PLANS FOLLOWING
                             RECENT PROXY CONTEXT;
                        ANNOUNCES SECOND QUARTER RESULTS

        Santa Monica, Calif. -- July 18, 1996 -- Julie P. Thompson, Chairman of the Board of Professional Bancorp, Inc. (AMEX:MDB) and its wholly owned subsidiary, First Professional Bank, N.A., announced, following the first regularly scheduled Board meeting Tuesday evening, that the new Board of Directors is working well together and that current and new depositors, borrowers, clients and stockholders of the Company should rest assured that the bank is focused on committing its resources to a high level of service to its clients. "The Board of Directors has put the proxy contest behind it and is focused on improving bank earnings, and client satisfaction, and further developing its niche as California's health care bank and insuring that the loan portfolio has been adequately reviewed," said Miss Thompson. Miss Thompson added, "I am extremely gratified to see the Board pull together and unanimously agree to work with our clients and owners." Lynn Poulson advised the Board that while he was remaining a director, he was resigning as Co-chair of the Board.

        Miss Thompson noted that, in its first steps to demonstrate its commitment, the Board has streamlined its committee structure and has unanimously decided to reduce directors fees by approximately fifty percent. Ms. Thompson also praised the bank's employees. "The Board values the commitment and hard work of our 100 employees and recognizes the difficult role that they have played especially during the past few months," she said. "Other members of the Board and I expect to meet in the near future with our employees to thank them personally."



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        Professional Bancorp, Inc. also announced today a loss of $3,726,000, or
$2.23 per primary and fully diluted share, for the second quarter of 1996 ended June 30. This compares with net income of $604,000, or $.36 per primary and $.33 per fully diluted share, for the same period in calendar 1995. For the six months ended June 30, 1996, the Company reported a loss of $3,450,000, or $2.04 per primary and fully diluted share. This compares with net income of $1,107,000, or $.67 per primary and $.62 per fully diluted share, for the first six months of the prior year. Total assets for the Company as of June 30 were $271 million, down from $335 million at the same point in the prior year.

        The Company attributed the loss for the quarter to a combination of an addition to loan loss reserves, as well as to settlement, legal and other costs related to the recent proxy battle between shareholders and former management. According to the Company, $3,240,000 was added to the bank's loan loss reserve. Of this amount, $2,950,000 related to specific loans which had deteriorated during the second quarter and that management determined required additional reserves to protect against potential losses; one loan constituted $1,915,000 of the specific provision. "New management believes that all significant credits have been examined for quality and adequate reserves established," said John Buchanan, interim bank president and chief executive officer who joined the Company in early July. "The Board wants to position the Company for a positive and profitable future, and adding to the reserve is a necessary building block." Mr. Buchanan also said that, even with this addition, the Company remains well capitalized. Mr. Buchanan added that "at the Board's direction I am conducting serious discussions concerning a strategic alliance with Melinda McIntyre, the former president of the bank, and her company, Network Health Financial." Ms. McIntyre served the bank as its president until January.

        The remaining components of the loss included one time charges of $1,006,000 in settlement costs with prior management and $1,640,000 in legal and other costs related to the proxy contest begun in mid-May.



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       "We anticipate a return of profitability in the third and fourth quarters," said Mr. Buchanan. "Shareholders have elected a new board," said Mr. Buchanan, a former chief of staff of the Federal Home Loan Bank Board and a consultant specializing in bank management problems. "But the remediation process will take time. The good news is that we believe the original charter of the bank in focusing on serving health care professionals is sound." Mr. Buchanan added that, while it is too early to spell out a strategic plan in detail, he intends to focus on generating more income from banking and less from securities transactions than previous management. "Banking is our business and that's where we will find profitability and enhance shareholder value," said Mr. Buchanan.

        Professional Bancorp, Inc. is a Santa Monica-based bank holding company whose only subsidiary, First Professional Bank, N.A., is a commercial bank specializing in providing financial services to professionals in the health care industry. The bank has five full service branches in Southern California, including Tarzana, Pasadena, Redlands and Beverly Hills in addition to Santa Monica, and a limited service office at Cedars-Sinai Hospital.

                          (Financial Table to Follow)




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
                           Professional Bancorp, Inc.
                              Financial Highlights
                    (amounts in thousands except share data)
                                  (unaudited)
                                            Three months ended            Six months ended
                                                 June 30,                       June 30,
                                            1996           1995           1996          1995
Statement of Earnings (Loss) Data:

        Net interest income                 $ 3,175        $ 3,726        $ 6,450       $ 7,329
        Provision for loan losses             3,240            125          3,420           187
        Securities transactions, net           ---              97           ---            123
        Noninterest income                      393            369            756           697
        Noninterest expense                   6,035          3,055          9,037         6,131
        Income (loss) before taxes           (5,707)         1,012         (5,251)        1,831
        Income (loss) after taxes            (3,726)           604         (3,450)        1,107

Share Data

        Earnings (loss) per share

               Primary                      $ (2.23)       $  0.36        $ (2.04)      $  0.67
               Fully diluted                  (2.23)          0.33          (2.04)         0.62

        Book value per common share                                         10.24         13.15
        Shares outstanding                  1,365,988      1,247,248      1,365,988     1,247,248
        Weighted average primary shares     1,653,244      1,720,460      1,653,244     1,806,061
        Weighted average fully
         diluted shares                     2,095,584      2,151,710      2,095,584     2,151,710

Balance Sheet Data:

        Total assets                                                      $ 270,820     $ 334,823
        Securities, held-to-maturity                                         45,258       130,597
        Securities, available-for-sale                                       84,329        37,189
        Total loans (gross)                                                  97,905       104,788
        Allowance for loan losses                                             4,484           835
        Total deposits                                                      231,184       310,602
        Total shareholders' equity                                           13,994        17,024
        Valuation allowance for securities
         available-for-sale                                                  (1,027)           23





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